EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AMF Bowling Worldwide, Inc. (the “Company”), certifies that:

1.	the Quarterly Report on Form 10-Q for the quarter ended January 1, 2006 (the “Report”) of the Company to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of January 1, 2006 and for the period then ended.

Date: February 14, 2006

/s/ William A. McDonnell
William A. McDonnell
Vice President and Chief Financial Officer